Exhibit 10.2.4

December 22, 2000

PaeTec Corp.

290 Woodcliff Drive

Fairport, New York 14450

Re:	Lease Amendment/Paetec Building
600 WillowBrook Office Park

Gentlemen:

The purpose of this letter is to amend the Lease Agreement dated July 7, 1999, as amended by letters dated February 11, 2000, and March 7, 2000, (the “Lease”) between WillowBrook II L.L.C. (“Landlord”) and PaeTec Corp. (“Tenant”) for space at 600 WillowBrook Office Park, Fairport, New York. I have attached a copy of the facing page of the Lease to this letter.

The Lease is hereby amended as follows:

1.	The parties hereby acknowledge, each to the other, that Tenant, prior to the commencement of the demised term (the “Pre-Commencement Period”) will occupy portions of the building (the “Pre-Commencement Premise(s)”).

2.	All of the terms and provisions of the Lease shall be deemed to apply to the Pre-Commencement Period except Section 2.01 of the Lease, Paragraph 6 of the Lease Amendment dated February 11, 2000, Paragraph 2 of the Lease Amendment dated March 7, 2000, Article 18 of the Lease except there shall apply the reference therein for Tenant being responsible for the payment of the cost in excess of $1.50 per rentable square foot per year of electricity and gas (heat, air conditioning, light and power) which cost will be appropriately “annualized” and pro-rated for the Pre-Commencement Period and appropriately applied to the Pre-Commencement Premise(s) as separate period(s).

3.	Tenant shall pay as a monthly rental for the Pre-Commencement Premises a sum calculated by multiplying $1,432,376.88 by a factor the numerator of which shall be the rentable square footage of the Pre-Commencement Premises and the denominator of which shall be 98,717. The quotient so obtained shall be divided by 12 which resulting sum shall be the monthly rental for the applicable Pre-Commencement Premises. Portions of a month shall be adjusted and pro-rated based on a 30 day month.

4.	Further, the parties acknowledge, each to the other, that Tenant will begin, on January 6, 2001, moving into certain space on the first floor of the Building (measuring 12,731.6 r.s.f.) which space is so labeled on Exhibit A which is attached hereto and made a part hereof. The calculations of the rental for said Pre-Commencement Premises, which rental shall commence January 8, 2001, is: $1,432,376.28 x 12,731.6 r.s.f./98,717 r.s.f. = $184,734.40 per year which divided by 12 = $15,394.55 per month or $513.15 per day.

5.	Except as modified above, all other terms, provisions and conditions of the Lease shall remain unchanged and are hereby ratified and confirmed.

If the above reflects your understanding, please sign the enclosed copy of this letter and return it to us as soon as possible.

Cordially yours,

WILLOWBROOK II, L.L.C.

By	/s/ Charles N. Mills
Charles N. Mills

The above is hereby accepted and approved.

PAETEC CORP.

By	Arunas A. Chesonis CEO	Dated:
(Name) (Title)

Exhibit A

SHOWER COMPARTMENTS @ 135 SQ.FT. (NOT INCLUDED IN CALCULATIONS)
AREA = Ø10.1 S.F.
AREA = 4,5483 S.F.
OVERALL AREA = 12,731.6 S.F.
DATA CENTER = 4,5483 S.F.
UPS ROOM = 1,010.1 S.F.